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Exhibit 4.19

AMENDMENT AGREEMENT

DATED 20th DECEMBER, 2002

TELE2 SVERIGE AB

as Borrower

TELE2 HOLDING AB

THE SECURITY PROVIDERS

THE ORIGINAL CROSS-GUARANTORS

THE ADDITIONAL GUARANTORS

TELE2 AB (publ)

ABN AMRO BANK N.V.
CIBC WORLD MARKETS PLC
ING BANK N.V.
NORDEA MARKETS (acting through NORDEA BANK SWEDEN AB (publ))
THE ROYAL BANK OF SCOTLAND plc
and
WESTLB AG, London Branch
as Mandated Lead Arrangers

THE LENDERS

NORDEA BANK SWEDEN AB (publ)
as Security Agent

And

CIBC WORLD MARKETS PLC
as Agent

relating to the EUR 1,120,000,000 term loan and
revolving credit facility dated 22nd August, 2001
(as amended and restated on 28th November, 2001)

ALLEN & OVERY

London

THIS AMENDMENT AGREEMENT is dated 20th December, 2002 between:

(1)
TELE2 SVERIGE AB (a company incorporated under the laws of Sweden) of P.O. Box 62, S-164 94 Kista, Sweden (corporate identity number 556267-5164) (the Borrower);

(2)
KINNEVIK TELECOMMUNICATIONS INTERNATIONAL S.A., TELE2 DENMARK HOLDING AB, TELE2 NORGE HOLDING AB, NETCOM LUXEMBOURG S.A., NETCOM LUXEMBOURG HOLDING AB and SOCIÉTÉ EUROPÉENNE DE COMMUNICATION (IRELAND) LIMITED (in this capacity, each a Security Provider and together, the Security Providers);

(3)
TELE2 HOLDING AB (a company incorporated under the laws of Sweden) of P.O. Box 62, S-164 94 Kista, Stockholm, Sweden (corporate identity number 5566579-7700) (Tele2 Holding);

(4)
THE ORIGINAL CROSS-GUARANTORS identified as such in Part 1 of Schedule 2 to this Agreement (in this capacity, each an Original Cross-Guarantor and together, the Original Cross-Guarantors);

(5)
THE ADDITIONAL GUARANTORS identified as such in Part 2 of Schedule 2 to this Agreement (in this capacity, each an Additional Guarantor and together, the Additional Guarantors);

(6)
TELE2 AB (publ) (a company incorporated under the laws of Sweden) of P.O. Box 2094, S-103 13, Stockholm, Sweden (corporate identity number 556410-8917) (the Parent);

(7)
ABN AMRO BANK N.V., CIBC WORLD MARKETS PLC, ING BANK N.V., NORDEA MARKETS (acting through NORDEA BANK SWEDEN AB (PUBL)), THE ROYAL BANK OF SCOTLAND plc and WESTLB AG, LONDON BRANCH, (in this capacity, each a Mandated Lead Arranger and together, the Mandated Lead Arrangers);

(8)
LENDERS identified as such in Part 3 of Schedule 2 to this Agreement (each a Lender and together, the Lenders);

(9)
NORDEA BANK SWEDEN AB (publ) of Smålandsgatan 17, S-105 71 Stockholm, Sweden as security agent (in this capacity, the Security Agent); and

(10)
CIBC WORLD MARKETS PLC as agent (in this capacity, the Agent).

BACKGROUND

(A)
Under the terms of a Facility Agreement dated 22nd August, 2001 (as amended and restated on 28th November, 2001) made between, inter alia, Tele2 Sverige AB, SEC (as defined below), the Mandated Lead Arrangers and the Lenders, the Lenders agreed to make available to the Borrowers certain term loan facilities and a revolving credit facility (the Facility Agreement).

(B)
This Agreement sets out the terms upon which the Facility Agreement is to be further amended.

IT IS AGREED as follows:

1.
INTERPRETATION

1.1
Definitions

  In this Agreement:

  Amendment Effective Time has the meaning given to it in Clause 2(b) (Amendments).

  First Amendment Agreement means the amendment and restatement agreement dated 28th November, 2001 entered into in connection with the Facility Agreement.

  Obligor means each party to this Agreement (except the Lenders, the Mandated Lead Arrangers, the Security Agent and the Agent).

  Reorganisation Plan means the steps set out in the paper from PriceWaterhouse Coopers (the form of which is set out in Annex 1 to this Agreement), pursuant to which the Borrower Group will be reorganised.

  SEC means S.E.C. Luxembourg S.A.

1.2
Construction

(a)
Capitalised terms not otherwise defined in this Agreement have the meanings given to them in the Facility Agreement.

(b)
Terms defined in the Recitals hereto have the same meaning when used in this Agreement.

(c)
Clause 1.2 of the Facility Agreement is deemed to be set out in full in this Agreement but as if references to the Facility Agreement were references to this Agreement.

2.
AMENDMENTS

(a)
With effect on and from the Amendment Effective Time, the Facility Agreement shall be amended in the manner set out in Schedule 3 Part I (Amendments to the Facility Agreement).

(b)
The Amendment Effective Time will be the time at which the Agent notifies the Borrower and the Lenders that it has received all of the documents set out in Schedule 1 (Conditions precedent to amendment effective time) in form and substance satisfactory to the Agent. Subject to paragraph (c) below, the Agent must give this notification as soon as reasonably practicable.

(c)
The Facility Agreement will not be amended by this Agreement unless the Amendment Effective Time occurs on or before 5.00 p.m. London time on 31st December, 2002 or such later date as all the Lenders may agree.

3.
WAIVER

(a)
Subject to paragraph (b) below, with effect at the Amendment Effective Time, the Lenders temporarily waive (for the purposes only of (i) Clause 4.2 (Further conditions precedent of the Facility Agreement (to the extent applicable to any Rollover) and (ii) the new Clause 18.26 (Borrower Group Reorganisation) to be included in the Facility Agreement at the Amendment Effective Time) any Default in relation to Clause 18.13 (Reconstructions, acqusitions, mergers and reorganisations) and Clause 18.2(a) (Financial and miscellaneous information) of the Facility Agreement which is subsisting at the Amendment Effective Time by reason of:

(i)
the Acquisition by the Borrower of all the issued shares of each of St Petersburg Telecom, Oblcom and Corporation Severneya from Tele2 Russia Holding for a total consideration not exceeding US$30,000,000; or

(ii)
consolidated accounts of the Borrower not having been delivered as required by Clause 18.2(a)(iii) (Financial and Miscellaneous information) of the Facility Agreement; or

(iii)
any other information required by Clause 18.2(a) of the Facility Agreement not having been delivered.

(b)
The temporary waiver in paragraph (a) above shall automatically expire at 5.00 p.m. (London time) on 31st January, 2003 (or such later time as the Majority Lenders may agree by notice to the Obligor's Agent), at which time all the rights and remedies of the Finance Parties in respect of the Defaults referred to in paragraph (a) above shall immediately and automatically revive and be exercisable in full by the Finance Parties.

4.
CONFIRMATION

  Each Obligor confirms:

  (a)
  except as provided in this Agreement, its obligations under the Finance Documents will continue in full force and effect notwithstanding the occurrence of the Amendment Effective Time;

  (b)
  the Security Documents will continue in full force and effect notwithstanding the occurrence of the Amendment Effective Time and will not be released by reason of any thing effected by, or referred to in, this Agreement, other than the Borrower Group Restructuring carried out in the manner set out in Clause 18.26 (Borrower Group Reorganisation) that is included in Schedule 3 Part I (Amendments to the Facility Agreement); and

  (c)
  for the purposes of articles 1278 to 1281 of the Luxembourg and French Civil Codes, the preservation of its security and guarantees created by the Finance Documents as provided for in paragraphs (a) and (b) above and in the Facility Agreement.

5.
SEC AS BORROWER

(a)
With effect on and from the date of this Agreement SEC shall not be entitled to borrow any Loan.

(b)
If any Loan or other amount is owed by SEC on the date of this Agreement, SEC shall pay or repay that amount within five Business Days after the date of this Agreement.

6.
REPRESENTATIONS AND WARRANTIES

  Clauses 17.2 to 17.7, 17.9(a) and 17.12(a)-(c) of the Facility Agreement are incorporated in this Agreement as though set out in full herein, so that at:

  (a)
  the date of this Agreement; and

  (b)
  the Amendment Effective Time,

  each Obligor makes those representations and warranties with reference to the facts and circumstances then existing, provided that in relation to Clause 17.12 of the Facility Agreement:

  (i)
  references to the Information Memorandum and the Business Plan shall be taken to be references to the written information supplied by or on behalf of members of the Borrower Group in support of the Borrower's request for the amendments contemplated by this Agreement; and

  (ii)
  references to "this Agreement" shall be taken to be references to this Agreement.

7.
CONDITIONS SUBSEQUENT

  The Obligor's Agent shall ensure that:

  (a)
  a second amendment agreement (in a form and substance acceptable to the Security Agent) in respect of the commercial pledge granted in favour of the Security Agent on 24th August, 2001 over the shares in SIA Tele2; and

  (b)
  an amendment agreement (in a form and substance acceptable to the Security Agent) in respect of the commercial pledge granted in favour of the Security Agent on 3rd July, 2002 over the shares in SIA Tele2 Holdings, are executed and submitted for registration with the Commercial Pledge Register of Latvia as soon as possible after the Amendment Effective Time and, in any event, within 10 Business Days of the occurrence of the Amendment Effective Time.

8.
INCORPORATION

(a)
This Agreement is a Finance Document for the purposes of the Facility Agreement and the other Finance Documents.

(b)
This Agreement shall, from the Amendment Effective Time, be deemed to be incorporated as part of the Facility Agreement.

9.
MISCELLANEOUS

  The provisions of Clauses 21.1 (Appointment and Duties of the Agent), 21.3 (The Security Agent), 23 (Expenses), 27 (Amendments and Waivers), 34 (Notices) and 36 (Jurisdiction) of the Restated Facility Agreement shall apply to this Agreement as though they were set out in this Agreement in full, but as if references in those Clauses to the Facility Agreement or the Finance Documents were references to this Agreement.

10.
COUNTERPARTS

  This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

11.
FEE

11.1
Fee

  The Obligors' Agent will pay to the Agent for the account of each Lender a restructuring fee of 0.10 per cent. of the aggregate amount of such Lender's drawn and undrawn Commitments on the date of this Agreement. This fee will be paid on or before 31st December, 2002.

11.2
Taxes

  The fee referred to in Clause 11.1 does not include any tax which might be chargeable in connection with that fee. If any tax is chargeable, it will be paid by the Borrower at the same time as the relevant fee.

12.
GOVERNING LAW

  This Agreement is governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT

1.
A copy of the constitutional documents of each Obligor or written confirmation from each Obligor that the constitutional documents of such Obligors have not changed since the date of the Facility Agreement.

2.
A copy of a resolution of the board of directors (or equivalent) of each Obligor approving the terms of, and the transactions contemplated by this Agreement.

3.
A specimen of the signature of each person referred to in paragraph 5 below, to the extent not previously provided to the Agent.

4.
A copy of any authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, this Agreement or for the validity and enforceability of this Agreement.

5.
A Certificate of an Authorised Signatory of the Obligor's Agent certifying:

(a)
that each copy document delivered by an Obligor under this Schedule 1 is correct, complete and in full force and effect; and

(b)
that each person authorised on behalf of each Obligor to sign this Agreement is authorised to sign and/or despatch all documents and notices required in connection with any of those agreements,

    in each case, as at a date no earlier than the date of this Agreement.

6.
A legal opinion of:

(a)
Advokatfirman Vinge, legal advisers in Sweden to the Mandated Lead Arrangers addressed to the Finance Parties;

(b)
Kromann Reumert, legal advisers in Denmark to the Mandated Lead Arrangers addressed to the Finance Parties;

(c)
Wiersholm, Mellbye & Bech, legal advisers in Norway to the Mandated Lead Arrangers addressed to the Finance Parties;

(d)
Allen & Overy, English, French, Luxembourg and Dutch legal advisers to the Mandated Lead Arrangers addressed to the Finance Parties;

(e)
Skudra & Udris, legal advisers in Latvia to the Mandated Lead Arrangers addressed to the Finance Parties; and

(f)
Arthur Cox, legal advisers in Ireland to the Mandated Lead Arrangers addressed to the Finance Parties.

7.
A list of Material Subsidiaries as at the date of this Agreement and the Amendment Effective Time, or a confirmation that they remain unchanged since the date of the Facility Agreement.

SCHEDULE 2

GUARANTORS AND LENDERS

PART 1

ORIGINAL CROSS-GUARANTORS

1.
Tango S.A.

2.
SEC Luxembourg S.A.

3.
Tele2 A/S

4.
Tele2 Europe S.A.

5.
Tele2 Norge AS

6.
Tele2 Sverige AB

7.
Tele2 France S.A.

8.
SIA Tele2

PART 2

ADDITIONAL GUARANTORS

1.
SEC Holding B.V.

2.
Tele2 Holdings SIA

PART 3

LENDERS

1.
ABN AMRO Bank N.V.

2.
CIBC World Markets plc

3.
ING Bank N.V.

4.
Nordea Bank Sweden AB (publ)

5.
The Royal Bank of Scotland plc

6.
WestLB AG, London Branch

7.
Bayerische Landesbank

8.
Landesbank Schleswig-Holstein Girozentrale, Copenhagen Branch

9.
Scotiabank Europe plc

10.
Banque et Caisse D'epargne de L'etat, Luxembourg

11.
Credit Agricole Indosuez, Stockholm Branch

12.
Credit Lyonnais

13.
Den norske Bank ASA

14.
The Toronto-Dominion Bank

15.
Svenska Handelsbanken AB (publ)

SCHEDULE 3

AMENDMENTS TO THE FACILITY AGREEMENT

The Facility Agreement shall be amended as follows:

(a)
the following definition shall be inserted into Clause 1.1 (Definitions) between the definitions of "Accession Agreement" and "Additional Guarantor":

  ""Acquisition" means the acquisition directly or indirectly (whether by one transaction or by a series of related transactions) of any interest whatsoever in the share capital (or equivalent) or the business or undertaking (including, without limitation, any franchise rights) or assets constituting a separate business or undertaking of any company or other person."

(b)
The definition of "Amendment Agreement" in Clause 1.1 (Definitions) shall be deleted and replaced with the following:

  ""Amendment Agreement" means the amendment agreement dated 20th December, 2002 entered into in connection with this Agreement."

(c)
The following definition shall be inserted into Clause 1.1 (Definitions) between the definitions of "Borrower Group Obligor" and "Business Day":

  ""Borrower Group Reorganisation" means the reorganisation of the Borrower Group to be carried out in accordance with Clause 18.26 (Borrower Group Reorganisation)."

(d)
The following definition shall be inserted into Clause 1.1 (Definitions) between the definitions of "Reference Banks" and "Repayment Date":

  ""Reorganisation Plan" means the steps set out in Schedule 11 (Reorganisation Plan)."

(e)
Clause 17.19 (Group Structure) shall be deleted and replaced with the following:

  "17.19 Group Structure

    (a)
    As at the Amendment Effective Time, the ownership structure of the Borrower Group is as set out in Part I of Schedule 9.

    (b)
    Upon completion of the Borrower Group Reorganisation, the ownership structure of the Obligors is as set out in Part II of Schedule 9 and the ownership structure of the other members of the Borrower Group is substantially as set out in Part II of Schedule 9."

(f)
Clause 17.20 (Times for making representations and warranties) shall be deleted and replaced with the following:

  "17.20 Times for making representations and warranties

    The representations and warranties set out in this Clause 17:

    (a)
    save for the representation in Clause 17.19(b) (Group Structure), are made on the date of this Agreement; and

    (b)
    save for the representations in Clause 17.12 (Information), 17.17(c) (Material Contracts) and 17.19(a) (Group Structure), are deemed to be repeated by each Obligor on the date of each Request, each Drawdown Date, the first day of each Interest Period and on each day when an Accession Agreement is delivered to the Agent with reference to the facts and circumstances then existing; and

    (c)
    in the case of Clause 17.19(b) (Group Structure), are made on the date the Borrower gives the confirmation under Clause 18.26(j) (Borrower Group Reorganisation)."

(g)
Clause 18.13 (Reconstructions, acquisitions, mergers and reorganisations) shall be amended so that the words "except as provided for in the Borrower Group Reorganisation" are added at the end of Clause 18.13(a)(iv).

(h)
A new clause shall be inserted into Clause 18 (Undertakings), after Clause 18.25 (Borrower Group Structure):

  "18.26 Borrower Group Reorganisation

    (a)
    The Lenders agree that the steps set out in the Reorganisation Plan (as amended from time to time with the prior written approval of the Majority Lenders) may be taken by the relevant members of the Borrower Group, subject to the conditions set out in this Clause.

    (b)
    No shares or intercompany loans which are subject to security under the Security Documents may be transferred pursuant to the Reorganisation Plan unless:

    (i)
    prior to the transfer, lawyers acting for the Security Agent have confirmed to the Security Agent that, upon (or immediately after) transfer, the shares or intercompany loans will continue to be subject to (or will become subject to) security under the Security Documents in favour of the Security Agent for the Finance Parties; and

    (ii)
    prior to the transfer or, if the Security Agent permits, forthwith upon the transfer taking place, the transferor and the transferee in relation to the transfer have taken such steps and executed such documents as the lawyers to the Security Agent may advise are necessary or desirable to ensure continuity of the security and/or perfection of the security, as the case may be, of the Finance Parties over the shares or intercompany loans to be transferred.

    (c)
    Any new shares to be issued by members of the Borrower Group, any of whose shares are the subject of security under the Security Documents, must, upon issue, be subject to equivalent security in favour of the Finance Parties.

    (d)
    Where any intercompany loan is released, repaid or transferred as part of the Reorganisation Plan, Tele2 Holding must be in compliance with Clause 18.23(c) (Security) immediately after the release, repayment or transfer.

    (e)
    Where any Guarantor is released from its obligations as a Guarantor as part of the Reorganisation Plan, Tele2 Holding must be in compliance with Clause 18.20 (Guarantor Coverage) immediately after the release.

    (f)
    No step contemplated by the Reorganisation Plan may be taken while a Default is continuing unremedied or unwaived.

    (g)
    No member of the Borrower Group may be liquidated (or equivalent) as contemplated by the Reorganisation Plan unless all the assets of that company have first been, or will (pursuant to the liquidation (or equivalent)) be, transferred to another member of the Borrower Group.

    (h)
    The Borrower shall keep the Agent informed as to the status of the Reorganisation Plan and (without limiting the generality of the foregoing) the Borrower shall promptly notify the Agent whenever a step contemplated by the Reorganisation Plan is completed.

    (i)
    The Borrower shall ensure that all steps contemplated by the Reorganisation Plan are completed on or before 31st December, 2004.

    (j)
    The Borrower shall notify the Agent in writing when all steps contemplated by the Reorganisation Plan have been completed."

(i)
Clause 20.1 (Events of Default) shall be amended so that a new sentence is added to that Clause, that reads as follows:

  "For the avoidance of doubt, the solvent liquidation (or equivalent) of a member of the Borrower Group in accordance with the Borrower Group Reorganisation shall not be a default if all relevant requirements of Clause 18.26 (Borrower Group Reorganisation) have been, or will be, satisfied in accordance with that Clause."

(j)
Clause 20.19(a) (Ownership) shall be amended so that the words "date of this Agreement" in line 2 of that Clause are deleted and replaced by the words "Amendment Effective Time".

(k)
Clause 23.1(b) (Initial and Special Costs) shall be amended so that the words "including, but not limited to, all costs and expenses (including legal fees) incurred by the Agent or the Security Agent in connection with the Borrower Group Reorganisation" are added at the end of that Clause.

(l)
Clause 27.2(c)(ii)(D) (Exceptions) shall be deleted and replaced with the following:

  "(D) the aggregate principal amount of loans related under this paragraph (c)(ii) does not exceed (i) EUR300,000,000 or its equivalent in the financial year ending 31st December, 2002; or (ii) EUR150,000,000 or its equivalent in any other financial year of the Borrower Group."

(m)
a new sub-clause shall be inserted into Clause 27.2 (Exceptions) as follows:

  "(d) The Security Agent is hereby authorised by the Lenders to release from the relevant Security Document:

    (i)
    any intercompany loans which are to be waived pursuant to the Borrower Group Reorganisation;

    (ii)
    any shares in any member of the Borrower Group which is to be liquidated pursuant to the Borrower Group Reorganisation; and

    (iii)
    any shares or intercompany loans which are to be transferred to another member of the Borrower Group pursuant to the Borrower Group Reorganisation, where the release is necessary to effect the transfer or is identified as a step in the Reorganisation Plan, provided in each case that the relevant requirements of the Clause 18.26 Borrower Group Reorganisation) have been, or will be, satisfied in accordance with that Clause."

(n)
Schedule 9 (Borrower Group Structure) shall be deleted and replaced by the Borrower Group Structure charts as set out in Annex 2 to this Agreement.

SIGNATORIES TO THE AMENDMENT AGREEMENT

The Borrower
TELE2 SVERIGE AB
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
Tele2 Holding
TELE2 HOLDING AB
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
The Security Providers
KINNEVIK TELECOMMUNICATIONS INTERNATIONAL
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 DENMARK HOLDING AB
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 NORGE HOLDING AB
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
NETCOM LUXEMBOURG S.A.
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
NETCOM LUXEMBOURG HOLDING AB
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
SOCIÉTÉ EUROPÉENNE DE COMMUNICATION (IRELAND) LIMITED
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
The Original Cross-Guarantors
TANGO S.A.
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
S.E.C. LUXEMBOURG S.A.
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 A/S
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 EUROPE S.A.
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 NORGE A/S
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 SVERIGE AB
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 FRANCE S.A.
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
SIA TELE2
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER

The Additional Guarantors
SEC HOLDING B.V.
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
TELE2 HOLDINGS SIA
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
The Parent
TELE2 AB (publ)
By: LARS-JOHAN JARNHEIMER	By: HÅKAN ZADLER
The Agent
CIBC WORLD MARKETS PLC
By: LOUISE MOAT
The Security Agent
NORDEA BANK SWEDEN AB (publ)
By: LOUISE MOAT
The Mandated Lead Arrangers
ABN AMRO BANK N.V.
By: INGRID CIJSOUW	JACCO KEIJZER
CIBC WORLD MARKETS PLC
By: LOUISE MOAT
ING BANK N.V.
By: ROBERT J SUNDERMAN	B L WIJNEN
NORDEA MARKETS (acting through NORDEA BANK SWEDEN AB (publ))
By: LOUISE MOAT
THE ROYAL BANK OF SCOTLAND plc
By: LOUISE MOAT
WESTLB AG, LONDON BRANCH
By: LOUISE MOAT
Lenders
ABN AMRO BANK N.V.
By: INGRID CIJSOUW	JACCO KEIJZER
CIBC WORLD MARKETS PLC
By: LOUISE MOAT
ING BANK N.V.
By: ROBERT SUNDERMAN	B L WIJNEN
NORDEA BANK SWEDEN AB (publ)
By: LOUISE MOAT

THE ROYAL BANK OF SCOTLAND plc
By: LOUISE MOAT
WESTLB AG, LONDON BRANCH
By: LOUISE MOAT
BAYERISCHE LANDESBANK
By: HELMUT FAUST	CLAUS HARTMANN
LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE, COPENHAGEN BRANCH
By: THOMAS FAARBORG	VOLKER SCHLIECKER
SCOTIABANK EUROPE plc
By: LOUISE MOAT
BANQUE ET CAISSE D'EPARGNE DE L'ETAT, LUXEMBOURG
By: LOUISE MOAT
CREDIT AGRICOLE INDOSUEZ, STOCKHOLM BRANCH
By: ANDERS KRANTZ	HANS FERM
CREDIT LYONNAIS
By: GILLES GANTOIS
DEN NORSKE BANK ASA
By: LOUISE MOAT
THE TORONTO-DOMINION BANK
By: HOWARD BAKER
SVENSKA HANDELSBANKEN AB (publ)
By: LOUISE MOAT

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  Exhibit 4.19
AMENDMENT AGREEMENT
CONTENTS
SCHEDULE 1 CONDITIONS PRECEDENT
SCHEDULE 2 GUARANTORS AND LENDERS PART 1 ORIGINAL CROSS-GUARANTORS
PART 2 ADDITIONAL GUARANTORS
PART 3 LENDERS
SCHEDULE 3 AMENDMENTS TO THE FACILITY AGREEMENT
SIGNATORIES TO THE AMENDMENT AGREEMENT